                                                                    EXHIBIT 11.1

                           MUTUAL RISK MANAGEMENT LTD.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                   1998                1997(1)             1996(1)

                                                                 (in thousands except share and per share amounts)
Basic
-----

Income Available to Common Shareholders                         $     63,632        $     48,706        $     37,750
                                                                ============        ============        ============

Weighted Average Common Shares outstanding                        40,216,390          38,320,356          37,310,691
                                                                ------------        ------------        ------------
Basic earnings per Common Share
                                                                $       1.58        $       1.27        $       1.01
                                                                ============        ============        ============
Diluted
-------

Income Available to Common Shareholders                         $     63,632        $     48,706        $     37,750
Debenture interest                                                     6,605               6,500               6,172
                                                                ------------        ------------        ------------
                                                                $     70,237        $     55,206        $     43,922
                                                                ============        ============        ============

Weighted Average Common Shares outstanding                        40,216,390          38,320,356          37,310,691
                                                                ------------        ------------        ------------
Common share equivalents associated with options, Redeemable
  Common Shares and Convertible Debentures :
         Options                                                   4,720,580           4,374,925           4,102,314
         Redeemable Common Shares                                                        937,168             937,168
         Convertible Debentures                                    6,460,297           6,978,800           6,978,800
                                                                ------------        ------------        ------------
                                                                  11,180,877          12,290,893          12,018,282

     Common Shares purchased with proceeds from
       options exercised                                          (2,222,886)         (2,884,763)         (3,107,086)
                                                                ------------        ------------        ------------
                                                                   8,957,991           9,406,130           8,911,196
                                                                ------------        ------------        ------------

     Total Weighted Average Common Shares                         49,174,381          47,726,486          46,221,887
                                                                ============        ============        ============

Diluted earnings per Common Share                               $       1.43        $       1.16        $       0.95
                                                                ============        ============        ============

(1) Prior periods have been restated to reflect a pooling of interests following the acquisition of CompFirst, Inc. and International Advisory Services Group of Companies.

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